EXHIBIT 99.1

ROADSHIPS HOLDINGS ACQUIRES PEOBI
TO ADD COMMUNICATIONS EFFICIENCY

Roadships Holdings, Inc. (OTC-PINK: RDSH) today announced that it has acquired the software and architecture for a mobile app that expedites the paperless exchange of business information (“PEOBI”). Created by Luke Kestle, PEOBI is in the final stages of development and has not yet been commercially distributed.

Roadships has established a dedicated IT department office at Mermaid Beach, Gold Coast, Australia and has recruited a number of Bond University graduating students to work with Mr. Kestle to complete development of PEOBI.

The transport industry is heavily reliant on the efficient flow of paperwork and communications, with a number of companies having already either adopted the use of apps or developed their own. Roadships intends to utilize PEOBI specifically for the transport industry to more efficiently facilitate the exchange of its business information.

“We have been following other local and international transport operations and seen how they have aggressively positioned IT as part of their core business operations,” said Micheal Nugent, CEO of Roadships. “The acquisition of PEOBI is a first step for us to address this in our business.”

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About Roadships Holdings Inc.

Roadships Holdings, Inc. (OTC-PINK: RDSH) is an emerging growth company in the short-sea and ground freight industry sectors operating through its wholly owned subsidiaries in the United States and Australia.

Safe Harbor Statement

Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Risk factors that could cause actual results to differ materially from those projected in forward-looking statements include, but are not limited to, general business conditions, managing growth, and political and other business risks. All forward-looking statements are expressly qualified in their entirety by this paragraph and the risks and other factors detailed in Roadships’s reports filed with the Securities and Exchange Commission. Roadships undertakes no duty to update these forward-looking statements.